UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2005

Paxson Communications Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2005, the Board of Directors of Paxson Communications Corporation (the "Registrant") adopted an executive retention bonus plan (the "Plan") applicable to select senior executives of the Registrant, including the Registrant's named executive officers, under which the participants may become entitled to receive additional cash compensation equal to a specified percentage of each participant's 2005 base salary, if the participant remains employed by the Registrant and the Registrant achieves its budgeted cash flow results for the relevant fiscal periods. The purpose of the Plan is to provide additional financial incentives for key employees of the Registrant, including its named executive officers, to remain in the employment of the Registrant and achieve the Registrant's budgeted cash flow results. The total anticipated cost of the Plan, assuming all participants earn their maximum potential compensation under the Plan, is approximately $5.1 million.

Each participant's maximum bonus opportunity under the Plan is expressed as a percentage of the participant's current annual base salary. For the named executive officers, these percentages range between 50% and 250% of base salary. Participants as to whom the conditions of the Plan are satisfied will become entitled to receive payments of 20% of their target bonus under the Plan as of December 31, 2005, 35% of their target bonus as of June 30, 2006, and 45% of their target bonus as of December 31, 2006. A participant will become entitled to receive bonus payments under the Plan if the participant remains in the employment of the Registrant as of the relevant payment date and the Registrant has achieved its budgeted cash flow results year to date through the most recently completed fiscal quarter ending as of such payment date, as determined by the Board of Directors. In the event that a participating executive is terminated without cause prior to December 31, 2006, payments under the Plan will continue to be made at the times stated above as if the executive were still employed. Any executive who voluntarily resigns employment will be ineligible to receive any further payments under the Plan.

The Plan is subject to revision and adjustment by the Board of Directors from time to time in its discretion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paxson Communications Corporation

October 17, 2005	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary & Chief Legal Officer